Exhibit 15
Telvent Announces Pricing of Public Offering of Ordinary Shares
by Abengoa
October 28, 2009 — Telvent (NASDAQ: TLVT), the IT company for a sustainable and secure world, today announced the pricing of the underwritten public offering of 3,650,000 of its ordinary shares by Telvent Corporation, S.L., an indirect wholly-owned subsidiary of Abengoa, S.A. (Abengoa), at a public offering price of $27.25 per share for aggregate gross proceeds of $99.5 million. Abengoa also has granted the underwriters a thirty-day option to purchase up to an additional 542,374 ordinary shares at the public offering price, less the underwriting commission, to cover over-allotments, if any. The offering is expected to close on or about November 2, 2009, subject to satisfaction of customary closing conditions.
If all of the 4,192,374 shares, including those subject to the over-allotment option, are sold in this offering, Abengoa will receive aggregate gross proceeds of $114.2 million and Abengoa will retain a 40% ownership stake in Telvent. Telvent will receive no proceeds from this offering.
Canaccord Adams Inc. and Piper Jaffray & Co. are acting as joint bookrunning managers of the offering. ThinkEquity LLC and Pacific Crest Securities LLC are acting as co-managers of the offering.
The ordinary shares were offered pursuant to an effective registration statement filed with the Securities and Exchange Commission on Form F-3. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these ordinary shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. When available, copies of the final prospectus relating to this offering can be obtained by contacting Canaccord Adams, Attn: Syndicate Dept., 99 High Street, 12th Floor, Boston, Massachusetts 02110, phone: (800) 225-6201, or Piper Jaffray, Attn: Capital Markets, 800 Nicollet Mall, 12th Floor, Minneapolis, Minnesota 55402, phone: (800) 754-4781.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are proceeded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this presentation, and involve certain risks and uncertainties. Telvent’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Telvent’s Annual Report on Form 20-F for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 18, 2009, as amended on October 1, 2009, and updated, if applicable, by Telvent’s Quarterly Reports on Form 6-K for the quarters ended March 31, 2009, filed with the Securities and Exchange Commission on May 21, 2009, and June 30, 2009, filed with the Securities and Exchange Commission on August 27, 2009.
Telvent does not intend, and does not assume any obligation, to update or revise the forward-looking statements in this document after the date it is issued. In light of the risks and uncertainties described above, and the potential for variation of actual results from the assumptions on which certain of such forward-looking statements are based, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this document may not occur, and that actual results may vary materially from those described herein, including those described as anticipated, expected, targeted, projected or otherwise.
About Telvent
Telvent (NASDAQ: TLVT) is a global IT solutions and business information services provider dedicated to helping improve efficiency, safety and security for the world’s leading companies. Telvent serves markets that are critical to the sustainability of the planet, including the energy, transportation, agricultural and environmental sectors.
Investor Relations Contact
Bárbara Zubiría
Tel. +34 902 335599
Email: ir@telvent.com
Lucia Domville
Tel. +1 646 284 9416
Email: lucia.domville@us.grayling.com
Communications Department Contact
Patricia Malo de Molina
Tel. +34 954 93 71 11
Email: comunicacion@telvent.com